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Exhibit 10.31

Motorola Non-Employee Directors Stock Plan
As Amended and Restated May 6, 2003
Deferred Stock Units Agreement

        This Agreement made and entered into this    day of            , 2003 by and between Motorola, Inc. ("Motorola") and the undersigned Non-Employee Director ("Director") of the Motorola Board of Directors ("Board").

        Whereas, Director is acquiring the right to receive shares of Motorola Common Stock in the future in the form of Deferred Stock Units; and

        Whereas, the Motorola Non-Employee Directors Stock Plan, as amended and restated May 6, 2003 (the "Plan") under which Director is receiving the Deferred Stock Units requires that Director execute and deliver to Motorola an agreement evidencing the terms, conditions and restrictions applicable to the Deferred Stock Units.

        Now Therefore, Motorola and Director mutually agree as follows:

1.
The Deferred Stock Units that are subject to this Agreement are being issued to Director pursuant to the Plan. The terms and conditions of the Plan shall apply to this Agreement to the extent applicable. If a term is used but not defined, it has the meaning given such term in the Plan.

2.
The Deferred Stock Units that are subject to this Agreement will be all of the Deferred Stock Units purchased by Director pursuant to the Plan and the Election Form executed by Director that is on file with Motorola.

3.
The Deferred Stock Units may not be sold, assigned, transferred, pledged or encumbered by Director at any time.

4.
Upon the termination of the Director's service on the Board, the Company shall deliver to the Director a certificate representing a number of shares of Motorola Common Stock equal to the number of Deferred Stock Units then credited to the Director's account, plus a cash payment equal to the value of any fractional Unit so credited.

5.
Upon Motorola's payment of a dividend with respect to its Common Stock:

(a)
If the Director elected to receive dividends currently, the Director will receive a cash payment equal to the cash dividend the Director would have received had the Director owned a number of shares of Motorola Common Stock equal to the number of Deferred Stock Units then credited to his or her account; or,

(b)
If the Director elected to receive dividend equivalents, the number of Deferred Stock Units credited to the Director shall be increased by the number obtained by dividing the amount of dividend the Director would have received had the Director owned a number of shares of Motorola Common Stock equal to the number of Deferred Stock Units then credited to his or her account by the closing price of the Motorola Common Stock on the day before the date of the dividend payment, as reported for the New York Stock Exchange-Composite Transaction in The Wall Street Journal, Midwest Edition.

        In the event a dividend is paid in shares of stock of another company or in other property:

  (a)
  If the Director elected to receive dividends currently, the Director will receive such shares or property equal to the number of shares of that company or the amount of property which would have been received had the Director owned a number of shares of Motorola Common Stock equal to the number of Deferred Stock Units credited to his or her account; or,

  (b)
  If the Director elected to receive dividend equivalents, the Director will be credited with the number of shares of that company or the amount of property which would have been received had the Director owned a number of shares of Motorola Common Stock equal to the number of Deferred Stock Units credited to his or her account and any such shares and property shall be delivered to the Director upon termination of the Director's service on the Board.

6.
If the number of outstanding shares of Motorola Common Stock is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Deferred Stock Units subject to this award shall be adjusted to correspond to the change in the outstanding shares of Common Stock.

7.
The Director shall have no rights as a stockholder of Motorola with respect to the Deferred Stock Units including the right to vote and to receive dividends and other distributions until delivery of certificates representing shares of Common Stock in satisfaction of the Deferred Stock Units.

8.
No assets or shares of Common Stock shall be segregated or earmarked by Motorola in respect of any Deferred Stock Units granted hereunder. The grant of Deferred Stock Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

        This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware except to the extent that any federal law otherwise controls.

        In Witness Whereof, the parties have executed this Agreement on the date first above-written.

Motorola, Inc.
Signature of Director	By:
Name of Director (Please Print)	Title:

2

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  Exhibit 10.31
Motorola Non-Employee Directors Stock Plan As Amended and Restated May 6, 2003 Deferred Stock Units Agreement